030387-2






                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                     between
                          LEGG MASON INCOME TRUST, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY







SA2 5/86
WP0052c



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                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                           ----

Article 1   Terms of Appointment; Duties of the Bank.........................2
Article 2   Fees and Expenses................................................5
Article 3   Representations and Warranties of the Bank.......................6
Article 4   Representations and Warranties of the Fund.......................7
Article 5   Indemnification..................................................7
Article 6   Covenants of the Fund and the Bank..............................ll
Article 7   Termination of Agreement........................................13
Article 8   Additional Funds................................................13
Article 9   Assignment......................................................14
Article 10  Amendment.......................................................14
Article 11  Massachusetts Law to Apply......................................15
Article 12  Merger of Agreement.............................................15
Article 13  Miscellaneous...................................................15

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

         AGREEMENT made as of the 19th day of June 1987, by and between LEGG MASON INCOME TRUST, INC., a Maryland corporation, having its principal office and place of business at 7 East Redwood Street, Baltimore, Maryland 21202 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate Portfolio of securities and other assets; and

         WHEREAS, the Fund intends to initially offer Shares in two series, the Legg Mason Investment Grade Income Portfolio and Legg Mason U.S. Government Intermediate-Term Portfolio (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 8, being herein referred to, as a Portfolio, and collectively as the "Portfolios);

         WHEREAS, the Fund, on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         WHEREAS, Legg Mason Wood Walker, Incorporated ("Legg Mason") may provide certain Shareholder and Record-Keeping Services (collectively "Shareholder and Record-Keeping Services") in connection with the Portfolios and such Shareholder and Record-Keeping Services shall be separate and distinct from services provided by the Bank and the Fund shall indemnify and hold the Bank harmless for the acts and omissions of Legg Mason.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1         Terms of Appointment; Duties of the Bank
                  ----------------------------------------

                  1.01 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest of the Fund representing interests in each of the respective Portfolios ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the Shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective Prospectuses and Statement of Additional Information ("Prospectuses") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.



                  1.02 The Bank agrees that it will perform the following services:

                  (a)  In  accordance  with  the   Prospectuses  and  procedures
established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable, and the Bank, the Bank shall:

                  (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian of the Fund (the "Custodian);

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                  (ii)     Pursuant to purchase  orders,  issue the  appropriate
                           number  of  Shares  and  hold  such   Shares  in  the
                           appropriate Shareholder account;

                  (iii)    Receive  for  acceptance,   redemption  requests  and
                           redemption directions and deliver the appropriate documentation therefor to the Custodian;

                  (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed directly or indirectly by the redeeming Shareholders;

                  (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (vi) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of -the applicable Portfolio; and

                  (vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                  (viii) Record the issuance of Shares and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Bank shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding

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                           and shall  have no  obligation,  when  recording  the
                           issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (b) In addition to and not in lieu of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program); including but not limited to: maintaining all Shareholder accounts, preparing Shareholder record date lists for special meetings and for mailings to Shareholders; addressing and mailing proxies, receiving and tabulating proxies, and doing all other things necessary in connection with proxy solicitation, addressing and mailing Shareholder reports, prospectuses and other materials to current Shareholders; withholding, and paying to the appropriate federal and state authorities, taxes on U.S. resident and non-resident alien accounts; preparing, filing and mailing to Shareholders U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal and state authorities for all registered Shareholders; preparing and mailing purchase and sale confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing

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activity statements for Shareholders,  providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

                  (c) The Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

                  (d) In reference to services set forth above, the Bank shall not provide some of the customary duties of a transfer agent which shall consist of Shareholder and Record-Keeping Services provided by Legg Mason, which include preparing and mailing purchase and sale confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, and preparing and mailing activity statements for Shareholders.

                  Procedures applicable to certain of these services described in paragraphs (a) and (b) and (c) may be established from time to time by agreement between the Fund and the Bank and shall be subject to the review and approval of the Fund. The failure of the Fund to establish such procedures with respect to any service shall not in any way diminish the duty and obligations of the Bank to perform such service hereunder.

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Article 2         Fees and Expenses
                  -----------------

                  2.01 For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios, to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

                  2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees on behalf of the Portfolios, to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund which are not properly borne by the Bank as part of its duties and obligations under this Agreement will be reimbursed  by the Fund on  behalf  of the  applicable  Portfolio.  Postage  for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven
(7) days prior to the mailing date of such materials.

Article 3         Representations and Warranties of the Bank
                  ------------------------------------------

                  The Bank represents and warrants to the Fund that:

                  3.01 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

                  3.02 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

                  3.03 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

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                  3.04 All requisite  corporate  proceedings  have been taken to authorize it to enter into and perform this Agreement.

                  3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4         Representations and Warranties of the Fund
                  ------------------------------------------

                  The Fund represents and warrants to the Bank that;

                  4.01 It is a Maryland corporation duly organized and existing and in good standing under the laws of Maryland.

                  4.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

                  4.03 All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                  4.04 It is an open-end and diversified investment company registered under the Investment Company Act of 1940.

                  4.05 A registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

Article 5         Indemnification
                  ---------------

                  5.01 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio, indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

                  (c) The reliance on or use by the Bank or its agents or subcontractors on information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

                  (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio. "Written Instructions" means written instructions delivered by mail, tested telegram-cable, telex or facsimile sending device and received by the Bank, or its agent or subcontractors, signed by authorized persons.

                  (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

                  5.02 The Fund shall not be responsible for, and the Bank shall indemnify and hold the Fund harmless from and against

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any and all losses,  damages, and any and all reasonable cost, charges,  counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the lack of good faith, negligence or willful misconduct of the Bank or any of its agents or subcontractors referred to in Article 9.03 (i) and (ii) or which arise out of the breach of any representation or warranty of the Bank hereunder.

                  5.03 At any time the Bank may apply to any authorized officer of the Fund for instructions, and may consult with experienced securities counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents and subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel that such actions or omissions comply with the terms of this Agreement or with all applicable laws. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed by the Bank to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change. of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

                  5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. In addition, the Bank shall make reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available, and the Bank shall further use reasonable care to minimize the likelihood of such damage, loss of data, delays and/or errors and should such damage, loss of data, delays and/or errors occur, the Bank shall use its best efforts to mitigate the effects of such occurrence.

                  5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

                  5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim.

The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6         Covenants of the Fund and the Bank
                  ----------------------------------

                  6.01 The Fund shall, on behalf of the Portfolios promptly furnish to the Bank the following:

                  (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                  (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

                  6.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                  6.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Coopany Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such

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Section and Rules, and will be surrendered to the Fund on and in accordance with its request.

                  6.04 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

                  6.05 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it i8 advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7         Termination of Agreement
                  ------------------------

                  7.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

                  7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Portfolio to which such expenses relate. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination. In the event that the Corporation designates a successor to any of the Bank's obligations hereunder, the Bank shall, at the expense and direction of each Fund, transfer to such successor a certified list of the Shareholders of such Fund, a complete record of the account of each Shareholder, and all other relevant books, records and other data established or maintained by the Bank hereunder.

Article 8         Additional Funds
                  ----------------

                  8.01 In the event that the Fund establishes one or more series of Shares in addition to Legg Mason Investment Grade Income Portfolio and Legg Mason U.S. Government Intermediate-Term Portfolio with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall 90 notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Article 9         Assignment
                  ----------

                  9.01 Except as provided in Section 9.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by the Bank without the written consent of the other party.

                  9.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                  9.03 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(l) of the Securities Exchange Act of 1934 ("Section 17A(c)(l)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(l), (iii) a BFDS affiliate or (iv) Legg Mason, for the performance of Shareholder and Record-Keeping Services described herein; provided, however that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions except for Legg Mason where the Fund shall indemnify and hold the Bank harmless for the act and omissions of Legg Mason.

Article 10         Amendment
                   ---------

                  10.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

Article 11        Massachusetts Law to Apply
                  --------------------------

                  11.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

Article 12        Merger of Agreement
                  -------------------

                  12.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 13        Miscellaneous
                  -------------

                  13.01 The Fund authorizes the Bank to provide Legg Mason any information it provides or makes available to the Fund in connection with this Agreement.

                  13.02 The Bank agrees to treat all records and other information relative to the Fund and its prior, present or potential Shareholders confidentially and the Bank on behalf of itself and its employees agrees to keep confidential all such information, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Bank may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                       LEGG MASON INCOME TRUST, INC.

                                              /s/ Marie K. Karpinski
                                       BY: ____________________________________

ATTEST:

      /s/ C. Gregory Kallmyer
BY:________________________________



                                       STATE STREET BANK AND TRUST COMPANY


                                             /s/ E.D. Hawkes, Jr.
                                       BY:______________________________________
                                                   Vice President

ATTEST:

        /s/ J. Farrell
BY:__________________________
      Assistant Secretary